SCHEDULE 14A INFORMATION


PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES EXCHANGE ACT OF
1934.

FILED BY THE REGISTRANT /X/
FILED BY A PARTY OTHER THAN THE REGISTRANT /  /
Check the appropriate box:
/ /  Preliminary Proxy Statement
/ / Confidential, for the Use of the Commission Only (as permitted by rule 14a-6(e)(2))
/X/  Definitive Proxy Statement
/ /  Definitive Additional Materials
/ / Soliciting Material Pursuant to sec. 240.14a-11(c) or sec. 240.14a-12

                             KEY TRONIC CORPORATION
                  (Name of Registrant as Specified In Its Charter)

   (Name of Persons(s) Filing Proxy Statement if other than the Registrant)

PAYMENT OF FILING FEE (CHECK THE APPROPRIATE BOX):
/X/  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1),
     14a-6(i)(2) or Item 22(a)(2) of Schedule 14A.
/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).
/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
     0-11.

     1)  Title of each class of securities to which transaction applies:

     2)  Aggregate number of securities to which transaction applies:

     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     4)  Proposed maximum aggregate value of transaction:

     5)  Total Fee Paid:

/ /  Fee paid previously with preliminary materials.

/ /  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number or the Form or Schedule and the date of its filing:

     1)  Amount Previously Paid:

     2)  Form, Schedule or Registration Statement No.:

     3)  Filing Party

     4)  Date Filed:

- -----------------------------------------------------------------------------

                    (KEY TRONIC CORPORATION LOGO GOES HERE)
                               September 20, 1996


Dear Shareholder:

The attached Notice of Annual Meeting of Shareholders and Proxy Statement relates to the Annual Meeting of Shareholders of Key Tronic Corporation, a Washington corporation (the "Company"), to be held on Thursday, October 24, 1996, at 1:00 p.m. Pacific time at the principal executive offices of the Company, 4424 N. Sullivan Road, Spokane, Washington 99216.

Whether or not you will attend the Annual Meeting in person and regardless of the number of shares you own, we request that you complete, sign, date and return the enclosed proxy card promptly in the accompanying postage-prepaid envelope. You may, of course, attend the Annual Meeting and vote in person, even if you have previously returned your proxy card.

                      Sincerely,

                      /s/ Fred W. Wenninger

                      Fred W. Wenninger
                      Chief Executive Officer and President
                      Member of the Board of Directors


                    (KEY TRONIC CORPORATION LOGO GOES HERE)
                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                                OCTOBER 24, 1996

To the Shareholders of KEY TRONIC CORPORATION:

The Annual Meeting of Shareholders of Key Tronic Corporation, a Washington corporation (the "Company") will be held on Thursday, October 24, 1996, at 1:00 p.m. Pacific time at the principal executive offices of the Company, 4424 N. Sullivan Road, Spokane, Washington 99216 (the "Annual Meeting"), for the following purposes:

1. To elect eleven directors of the Company to hold office until the next Annual Meeting of Shareholders and until their successors are elected and have qualified;

2. To ratify the appointment of Deloitte & Touche LLP as independent auditors for fiscal year 1997; and

3. To transact such other business as may properly come before the meeting and any adjournments or postponements thereof.

Record holders of the Company's Common Stock at the close of business on September 9, 1996 (the "Record Date") are entitled to notice of and to vote at the Annual Meeting and any adjournments or postponements thereof.

Even if you will attend the Annual Meeting, please complete, sign, date and return the enclosed proxy to the Company in the enclosed postage-prepaid envelope in order to ensure that your shares will be voted at the Annual Meeting. You may vote your shares in person at the Annual Meeting even if you have previously returned your proxy card to the Company.

                          By Order of the Board of Directors,

                                /s/ Ronald F. Klawitter

                             Ronald F. Klawitter, Secretary

Spokane, Washington
September 20, 1996


 YOUR VOTE IS IMPORTANT.  PLEASE EXECUTE AND RETURN THE ENCLOSED CARD PROMPTLY,
         WHETHER OR NOT YOU INTEND TO BE PRESENT AT THE ANNUAL MEETING.


          FIRST MAILED TO SHAREHOLDERS ON OR ABOUT SEPTEMBER 20, 1996

                    (KEY TRONIC CORPORATION LOGO GOES HERE)
                                PROXY STATEMENT

                                  INTRODUCTION
GENERAL

The preceding Notice of Annual Meeting of Shareholders, this Proxy Statement and the enclosed proxy card are being furnished by Key Tronic Corporation, a Washington corporation (the "Company"), to the holders of outstanding shares of Common Stock, no par value, of the Company ("Common Stock") in connection with the solicitation of proxies by the Board of Directors of the Company from holders of such shares. The proxies are to be used at the Annual Meeting of Shareholders of the Company to be held on Thursday, October 24, 1996, at 1:00 p.m. Pacific time at the principal executive offices of the Company, 4424 N. Sullivan Road, Spokane, Washington 99216, and any adjournments or postponements thereof (the "Annual Meeting"). The proxies appoint Stanley Hiller, Jr., Wendell J. Satre and Yacov A. Shamash, any of them and their substitutes, as proxy to vote all shares represented at the Annual Meeting pursuant to this proxy solicitation.

RECORD DATE, PROXIES, REVOCATION

Record holders of the Common Stock at the close of business on September 9, 1996 (the "Record Date") are entitled to notice of and to vote at the Annual Meeting. As of the Record Date, 8,540,034 shares of Common Stock were issued and outstanding. A proxy card for use at the Annual Meeting is enclosed with this Proxy Statement. All completed, signed and dated proxies returned to the Company will be voted at the Annual Meeting in accordance with the instructions thereon. If no instructions are given on an otherwise signed and dated proxy card, the proxy will be voted FOR the election of nominees for director named below and FOR the ratification of the appointment of Deloitte & Touche LLP as the Company's independent auditors for fiscal 1997. Any proxy may be revoked at any time before it has been voted by giving written notice of revocation to the Secretary of the Company at the address set forth above; by delivering a completed, signed proxy bearing a date later than any earlier proxy; or by voting shares in person at the Annual Meeting. The mere presence at the Annual Meeting of the shareholder who has given a proxy will not revoke such proxy.

VOTING

Each share of Common Stock outstanding is entitled to one vote on each matter presented for a vote of the shareholders at the Annual Meeting. Under applicable law and the Company's Restated Articles of Incorporation and Amended and Restated By-Laws, if a quorum exists at a meeting: (i) the eleven nominees for election of directors who receive the greatest number of votes cast for the election of directors by the shares present in person or represented by proxy and entitled to vote shall be elected directors and (ii) matter 2 listed in the accompanying Notice of Annual Meeting of Shareholders will be approved if the number of votes cast in favor of the proposal exceeds the number of votes cast against it. In the election of directors, any action other than a vote for a nominee will have the practical effect of voting against the nominee. An abstention from voting or a broker nonvote will have no effect on the approval of matter 2 since neither represents a vote cast. With respect to matter 2, proxies marked "abstain" will be treated as a vote against the matter only for the purpose of determining whether the matter has been approved for purposes of
Section 16 of the Securities Exchange Act of 1934, as amended, for all other purposes proxies marked "abstain" will not be counted as voting with respect to the matter.

                                   PROPOSAL 1
                             ELECTION OF DIRECTORS

Eleven directors are to be elected at the Annual Meeting to serve until the next Annual Meeting of Shareholders and until their respective successors have been elected and have qualified. The eleven nominees receiving the highest number of affirmative votes will be elected as directors. In the event any nominee is unable or unwilling to serve as a nominee or director, the proxies may be voted for the balance of those nominees named and for any substitute nominee designated by the present Board of Directors or the proxy holders to fill such vacancy, or for the balance of those nominees named without nomination of a substitute, or the size of the Board of Directors may be reduced in accordance with the By-Laws of the Company. The Board of Directors has no reason to believe that any of the persons named will be unable or unwilling to serve as a nominee or as a director if elected. The following information has been provided to the Company with respect to the nominees for election to the Board of Directors:

Robert H. Cannon, Jr., age 72, has been a director of the Company since September 1992. Professor Cannon has been Charles Lee Powell Professor at the Department of Aeronautics and Astronautics, Stanford University since 1979.
From 1979 to 1990 he was also Chairman of the Department. Previously, Professor Cannon served as Assistant Secretary of Transportation and as Chief Scientist of the United States Air Force. Professor Cannon has served on the General Motors Science Advisory Committee since 1975, serving as Chairman from 1980 to 1984.
He also serves on the Board of Directors of Parker Hannifin Corporation.

Thomas W. Cason, age 53, has been a director of the Company since February 1994. He served as President and Chief Operating Officer of the Company from February 1994 through August 1995. Mr. Cason has been President of Progressive Tractor & Implement Co., Inc., an agricultural equipment dealership, since 1991. He was Senior Vice President and Chief Financial Officer of Baker Hughes Incorporated from July 1989 to December 1990. Mr. Cason was President and Chief Executive Officer of Milpark Drilling Fluids, a subsidiary of Baker Hughes Incorporated, prior thereto. Mr. Cason also serves on the Board of Global Marine, Inc.

Michael R. Hallman, age 51, has been a director of the Company since July 1992. Mr. Hallman served as Vice President, and later, President of Boeing Computer Services from March 1987 to February 1990. He served as President and Chief Operating Officer of Microsoft Corporation from March 1990 through March 1992. Mr. Hallman has been with the Hallman Group, a consulting organization, since April 1992. Mr. Hallman also serves on the Board of Directors of Intuit, Inc., Infocus Systems, Amdahl Corporation, Network Appliance and Timeline, Inc.

Stanley Hiller, Jr., age 71, has been a director of the Company and Chairman of the Company's Executive Committee since February 1992. He served as Chief Executive Officer of the Company from February 1992 through August 1995 and has served as Chairman of the Board since September 1, 1995. Mr. Hiller is the Senior Partner of Hiller Investment Company and Managing Partner of the Hiller Group, a corporate management organization (the "Hiller Group"), and has served as Chairman of the Board, Chief Executive Officer or Senior Officer of numerous corporations over the last 50 years. Through the Hiller Group, which he founded in the late 1960s, he has brought together groups of executives who become actively involved in the direct management of companies, usually at the request of its managers, directors or shareholders. During the past 20 years, Mr. Hiller has concentrated his efforts in the area of restructuring troubled companies, including G. W. Murphy Industries (diversified manufacturing and services), Reed Tool Company (tool manufacturing), Baker International (Baker-Hughes) (oil field service), The Bekins Company (moving and storage) and York International (air conditioning manufacturing). Mr. Hiller also serves on the Board of Directors of The Boeing Company (Boeing).

Kenneth F. Holtby, age 74, has been a director of the Company since March 1992. He served in various positions in engineering, technology, product development and program management for Boeing since 1947. He most recently served as Senior Vice President of Engineering and as a member of the Corporate Executive Counsel for Boeing until his retirement in 1987. Mr. Holtby currently serves as a consultant to Boeing.

Dale F. Pilz, age 70, has been a director of the Company since April 1992. Mr. Pilz was Chief Executive Officer of Flowind Corporation from 1986 to 1990. He served as President of Omninet Corporation from 1985 to 1986. Prior to that, Mr. Pilz was Chief Executive Officer and President of GTE Sprint Communications from 1983 to 1985 and also served as Chief Executive Officer and President of GTE Spacenet Corporation from 1983 to 1985.

Wendell J. Satre, age 78, has been a director of the Company since 1988 and served as Chairman of the Board of Directors from July 1991 through August 1995. Mr. Satre also served as a director from 1983 through 1986 and served as Acting President of the Company from August 1991 through February 1992. Mr. Satre is the retired Chairman of the Board and Chief Executive Officer of the Washington Water Power Company, a public utility headquartered in Spokane, Washington.
Mr. Satre also serves on the Boards of Directors of Alascom, a subsidiary of Pacific Telephone, Inc., which is a subsidiary of Pacificorp, and Coeur d'Alene Company.

Yacov A. Shamash, age 46, has been a director of the Company since 1989. He has been the Dean of Engineering and Applied Sciences at the State University of New York campus at Stony Brook since 1992. Professor Shamash developed and directed the NSF Industry/University Cooperative Research Center for the Design of Analog/Digital Integrated Circuits from 1989 to 1992 and also served as Chairman of the Electrical and Computer Engineering Department at Washington State University from 1985 until 1992.

Clarence W. Spangle, age 71, has been a director of the Company since July 1992. A former Chairman of Memorex and President of Honeywell Information Systems,
Mr. Spangle has been an independent management consultant since 1985.
Mr. Spangle also serves on the Board of Directors of Apertus Technologies, Inc.

William E. Terry, age 63, has been a director of the Company since August 1992. Mr. Terry retired from Hewlett Packard in December 1993 where he served in a number of executive positions during the past 35 years. Mr. Terry also serves on the Board of Directors of Altera Corporation.

Fred W. Wenninger, age 57, has been a director since September 1, 1995. He has served as President and Chief Executive Officer of the Company since September 1, 1995. Mr. Wenninger served as President and Chief Executive Officer and a director of Iomega Corporation, a computer mass storage company, from May 1989 until January 1994. From February 1986 until April 1989, he was President of Bendix/King, an avionics division of Allied Signal Corporation. From 1963 to 1986 he was employed by Hewlett Packard, the last eight years in General Manager positions at divisions which developed and produced computers and workstations. Mr. Wenninger has a Ph.D. in Engineering from Oklahoma State University. He is a director of Norand Corporation and Hach Corp.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF ALL NOMINEES NAMED ABOVE.

THE BOARD OF DIRECTORS AND COMMITTEES

All directors hold office until the next Annual Meeting of Shareholders and until their successors have been elected and have qualified. There are no family relationships among any of the directors or executive officers of the Company.

The Company's Board of Directors met five times during fiscal 1996. During fiscal 1996, each director attended 75% or more of the total number of Board of Directors meetings and meetings of committees of the Board of Directors on which the director served during the time he served on the Board or committee, except Prof. Cannon who attended 40% of such meetings.

The Audit Committee, which currently consists of Dr. Shamash (chairman) and Messrs. Cason, Holtby and Pilz met two times during fiscal 1996. The Audit Committee recommends to the Board of Directors the independent auditors to be selected to audit the financial statements of the Company for the fiscal year for which they are appointed, reviews the fees of the independent auditors and other terms of their engagement and monitors the adequacy of the audit effort and the Company's financial and accounting organization, financial reporting and internal controls.

The Compensation and Administration Committee (the "Compensation Committee"), which currently consists of Messrs. Pilz (chairman), Cason, Satre and Spangle, met two times during fiscal 1996. The Compensation Committee establishes and reviews annually the Company's general compensation policies applicable to the Company's executive officers and other key employees, reviews and approves the level of compensation awarded to the Company's Chief Executive Officer and other officers and key management employees, prepares and delivers annually to the Board a report disclosing compensation policies applicable to the Company's executive officers and the basis for the Chief Executive Officer's compensation during the last fiscal year and makes recommendations to the Board regarding changes to existing compensation plans. The Stock Option Sub-Committee of the

Compensation Committee administers the Company's stock option plans, including determining the individuals to receive options and the terms of such options. The Stock Option Sub-Committee members are Messrs. Pilz and Spangle.

The Executive Committee, which currently consists of Messrs. Hiller (chairman), Pilz, Satre and Wenninger held one meeting during fiscal 1996. The Executive Committee generally exercises the authority of the Board of Directors with respect to the management and operation of the Company between meetings of the Board of Directors.

The Board of Directors does not have a Nominating Committee or a committee performing the function of a Nominating Committee. Although there are no formal procedures for shareholders to recommend nominations, the Board of Directors will consider recommendations from shareholders, which should be addressed to Ronald F. Klawitter, Vice President of Finance, Treasurer and Secretary, at the Company's address listed above. See "Employment Contracts, Termination and Change in Control Arrangements--The Hiller Agreement."

DIRECTOR COMPENSATION

Each director who is not an employee of the Company receives a quarterly retainer of $1,500, a fee of $750 for each Board meeting attended in person and a fee of $250 for each Board meeting attended by telephone. Directors also receive a fee of $250 for each committee meeting attended, except that directors receive a fee of $1,000 for each Executive Committee meeting attended (which payment is in lieu of any payment for a Board meeting attended on the same day). Committee chairmen receive an additional fee of $100 for each committee meeting attended. Directors also receive payment of out-of-pocket expenses related to their service as directors.

Each director who is not, upon election to the Board of Directors, an employee of the Company participates in the Company's Stock Option Plan for Non-Employee Directors. Each non-employee director is granted, upon initial election, an option to purchase 10,000 shares of the Company's Common Stock and an additional option to purchase 10,000 shares upon the directors first re-election to the Board of Directors. All options granted pursuant to the plan have a three year vesting period.
                               EXECUTIVE OFFICERS

In addition to Mr. Wenninger, the following persons are the executive officers of the Company:

Craig D. Gates, age 37, has been Vice President and General Manager of New Business Development since October 1995. He joined the Company as Vice President of Engineering in October of 1994. Mr. Gates has a Bachelor of Science Degree in Mechanical Engineering and a Masters in Business Administration from the University of Illinois, Urbana. From 1982 he held various engineering and management positions within the Microswitch Division of Honeywell, Inc., in Freeport, Illinois and from 1991 to October 1994 he served as Director of Operations, Electronics for Microswitch.

Ronald F. Klawitter, age 44, has been Vice President of Finance and Treasurer of the Company since November 1992 and Secretary since October 1995. He was Acting Secretary from November 1994 to October 1995. From 1987 to 1992, Mr. Klawitter was Vice President, Finance at Baker Hughes Tubular Service, a subsidiary of Baker Hughes, Inc.

Jack W. Oehlke, age 50, has been Chief Operating Officer of the Company since October, 1995. Previously, he served as Senior Vice President of Operations from January 1995 to October 1995 and Vice President of Manufacturing Operations of the Company from December 1993 to January 1995. Mr. Oehlke served as Director of Operations, Director of Quality and in various management positions within manufacturing, engineering and quality functions of the Microswitch Division of Honeywell, Inc. from 1968 to 1993.

Richard T. Tinsley, age 48, has been Vice President of Quality Assurance of the Company since November 1993. Mr. Tinsley was the owner of Tinsley Associates from May 1993 to September 1993 and served as Director of Manufacturing Operations, Director of Quality and Quality Assurance Manager at Compaq Computer Corporation from 1982 to 1993. From 1972 to 1982, Mr. Tinsley worked for Texas Instruments, Inc., as Printer Manufacturing Manager and New Products Program Manager.

All executive officers hold office until their successors are elected and have qualified.

                      PRINCIPAL SHAREHOLDERS AND SECURITY
                            OWNERSHIP OF MANAGEMENT

The following table provides certain information which has been furnished to the Company regarding beneficial ownership of the Common Stock as of the Record Date, with respect to (i) each person known by the Company to own beneficially more than 5% of the Company's Common Stock; (ii) each director and nominee for director of the Company; (iii) the Chief Executive Officer and each of the executive officers of the Company other than the Chief Executive Officer named in the Summary Compensation table (collectively, the "Named Executive Officers"); and (iv) all directors and executive officers of the Company as a group.

<CAPTION?>

            NAME OF                     NUMBER OF       PERCENT OF
       BENEFICIAL OWNER*                SHARES          CLASS (1)
                                        BENEFICIALLY
                                        OWNED (1)

Zesiger Capital Group LLC               1,065,800(2)      12.5%
320 Park Avenue
New York, NY 10022

BZW Barclays Global Investors, N.A.       584,376(3)       6.8%
420 Montgomery Street, Floor 3
San Francisco, CA 94162

Dimensional Fund Advisors, Inc.           538,300(4)       6.3%
1299 Ocean Avenue, Suite 650
Santa Monica, CA 90401

Hiller Key Tronic Partners              2,583,752(5)      23.6%

Robert H. Cannon, Jr.                      25,318(6)        **

Thomas W. Cason                           202,865(7)       2.4%

Michael R. Hallman                         29,068(8)        **

Stanley Hiller, Jr.                     1,767,452(9)      17.4%

Kenneth F. Holtby                          43,068(10)       **

Dale F. Pilz                               26,518(11)       **

Wendell J. Satre                           27,333(12)       **

Yacov A. Shamash                            7,833(13)       **

Clarence W. Spangle                        25,318(14)       **

William E. Terry                           29,068(15)       **


Fred W. Wenninger                         187,500(16)      2.2%

Craig D. Gates                             45,267(17)       **

Ronald F. Klawitter                        83,288(18)       **

Jack W. Oehlke                             79,586(19)       **

Richard T. Tinsley                         64,018(20)       **

All officers and directors as a         2,643,500(21)     24.3%
group (15 persons)(6)-(20),(21)


* Unless otherwise noted, the address for each named shareholder is in care of the Company at its principal executive offices.

**   Less than 1%.

(1) Percentage beneficially owned is based on 8,540,034 shares of Common Stock outstanding on the Record Date. A person or group of persons is deemed to beneficially own as of the record date any shares which such person or group of persons has the right to acquire within 60 days after the record date. In computing, the percentage of outstanding shares held by each person or group of persons, any shares which such person or persons have the right to acquire within 60 days after the record date, are deemed to be outstanding, but are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person.

(2) Based on Form 13F filed with the Securities and Exchange Commission, dated August 6, 1996.

(3) Based on Form 13F filed with the Securities and Exchange Commission, dated April 14, 1996.

(4) Dimensional Fund Advisors Inc. ("DFA"), a registered investor advisor, is deemed to have beneficial ownership of these shares all of which are held in portfolios of DFA Investment Dimensions Group Inc., a registered open-end investment company, or in series of the DFA Investment Trust Company, a Delaware business trust, or the DFA Group Trust and DFA Participation Group Trust, investment vehicles for qualified employee benefit plans, for all of which DFA serves as investment manager. DFA disclaims beneficial ownership of all shares.

(5) Represents 2,396,923 shares subject to presently exercisable options pursuant to the Hiller Option Agreement (described on page 10) between the Company and Hiller Key Tronic Partners, a Washington limited partnership ("HKT Partners") and 186,829 shares held by HKT Partners. Excludes 100 shares owned directly by Mr. Hiller, as to which HKT Partners disclaims beneficial ownership. See textual disclosure on page 10.

(6) Represents 13,333 shares issuable upon exercise of director stock options and Mr. Cannon's pro rata interest (11,985 shares) in shares issuable upon the exercise of options held by HKT Partners.

(7) Represents Mr. Cason's pro rata interest in shares issuable upon the exercise of options held by HKT Partners.

(8) Represents 13,333 shares issuable upon exercise of director stock options and Mr. Hallman's pro rata interest (15,735 shares) in shares held and shares issuable upon the exercise of options held by HKT Partners.

(9) Includes 1,767,352 shares held and shares issuable upon the exercise of presently exercisable stock options, which shares represent the pro rata interest of Mr. Hiller in the interest of entities controlled by Mr. Hiller in shares held by HKT Partners and shares issuable upon the exercise of options owned by HKT Partners. Also includes 100 shares owned directly by Mr. Hiller, as to which HKT Partners disclaims beneficial ownership. See textual disclosure on page 10.

(10) Includes 13,333 shares issuable upon exercise of director stock options and Mr. Holtby's pro rata interest (15,735 shares) in shares held and shares issuable upon the exercise of options held by HKT Partners.

(11) Includes 13,333 shares issuable upon exercise of director stock options and Mr. Pilz's pro rata interest (12,985 shares) in shares held and shares issuable upon the exercise of options held by HKT Partners.

(12) Includes 3,333 shares issuable upon exercise of a director stock option. Excludes 1,200 shares owned by Mr. Satre's grandchildren under the Uniform Gifts to Minors Act. Mr. Satre disclaims beneficial ownership of these shares.

(13) Includes 3,333 shares issuable upon exercise of a director stock option.

(14) Represents 13,333 shares issuable upon exercise of director stock options and Mr. Spangle's pro rata interest (11,985 shares) in shares issuable upon the exercise of options held by HKT Partners.

(15) Includes 13,333 shares issuable upon exercise of director stock options and Mr. Terry's pro rata interest (14,735 shares) in shares held and shares issuable upon the exercise of options held by HKT Partners.

(16) Includes 112,500 shares issuable upon exercise of employee stock options. Excludes 6,500 shares owned by Mr. Wenninger's wife, as to which Mr. Wenninger disclaims beneficial ownership.

(17) Includes 26,250 shares issuable upon exercise of employee stock options and Mr. Gates' pro rata interest (18,467 shares) in shares held by HKT Partners.

(18) Represents 42,182 shares issuable upon exercise of employee stock options and Mr. Klawitter's pro rata interest (41,106 shares) in shares issuable upon the exercise of options held by HKT Partners.

(19) Includes 36,500 shares issuable upon exercise of employee stock options and Mr. Oehlke's pro rata interest (41,812 shares) in shares issuable upon the exercise of options held by HKT Partners. Also includes Common Stock allocated to Mr. Oehlke as a participant in the Company's Variable Investment Plan (774 shares) as of June 29, 1996.

(20) Includes 39,750 shares issuable upon exercise of employee stock options and Mr. Tinsley's pro rata interest (19,751 shares) in shares issuable upon the exercise of options held by HKT Partners. Also includes Common Stock allocated to Mr. Tinsley as a participant in the Company's Variable Investment Plan (2,534 shares) as of June 29, 1996.

(21) Includes 257,182 shares subject to issuance pursuant to employee stock options. Does not include Common Stock allocated to officers as participants in the Company's Variable Investment, Stock Bonus or Employee Stock Ownership Plans after June 29, 1996.


                             EXECUTIVE COMPENSATION

COMPENSATION TABLES

Set forth below is information on the annual and long-term compensation for services rendered during fiscal years 1994, 1995 and 1996, by the Named Executive Officers which include (i) Mr. Wenninger, the Company's Chief Executive Officer, (ii) Mr. Hiller who served as the Company's Chief Executive Officer from February 1992 through August 1995, and (iii) the four other most highly paid executive officers of the Company. For information regarding the Company's current executive officers, see EXECUTIVE OFFICERS, page 4.

                           SUMMARY COMPENSATION TABLE

                                                    LONG-TERM COMPENSATION
                            ANNUAL COMPENSATION                     PAY-
                                                     AWARDS         OUTS
                                                  Restr-   Secur-
                                         Other    icted    Under-       All
Name And        Fiscal Salary   Bonus    Annual   Stock    lying   Pay- Other
Principal       Year   ($)(1)   ($)(2)   Compen-  Award(s) Options outs Compen-
Position                                 sation   ($)(4)   (#)(5)  ($)  sation
                                         ($)(3)                         ($)(6)
Stanley Hiller, 1996       --     --       --       --      --      --     --
Jr. (7)         1995       --     --       --       --      --      --     --
Chief Executive 1994       --     --       --       --      --      --     --
Officer

Fred W.         1996  $243,462 $150,000 $131,782 $762,500  225,000  --   $4,615
Wenninger       1995       --     --       --       --      --      --     --
Chief Executive 1994       --     --       --       --      --      --     --
Officer
and President

Jack W. Oehlke  1996   179,808    --       --       --      33,000  --    4,495
Chief Operating 1995   139,621  105,250   39,531    --       9,000  --    3,491
Officer         1994    61,251    8,000   26,044    --      20,000  --      777

Craig D. Gates
Vice President, 1996   149,808    --       --       --      43,000  --    3,745
General Manager 1995    93,159   88,500   20,448    --      20,000  --    1,664
of New Business 1994       --     --       --       --       --     --     --
Development

Ronald F.       1996   142,692    --       --       --      33,000  --    3,567
Klawitter       1995   120,910   73,500    --       --       8,815  --    3,023
Vice President  1994    90,938    --       --       --       5,867  --    2,273
of Finance,
Treasurer and
Secretary

Richard T.      1996   135,001    --       --       --      12,500  --    3,128
Tinsley         1995   135,025   65,651   38,698    --       6,000  --    3,376
Vice President, 1994    77,899    --      46,819    --      30,000  --      650
Quality


(1) Includes amounts deferred under the 401(k) component of the Company's Variable Investment Plan.

(2) Represents dollar value of cash bonuses earned by the Named Executive Officers during the fiscal year indicated. Includes cash signing bonus of $24,000 ($16,000 paid in 1995 and $8,000 paid in 1994) to Jack W. Oehlke.
     Also includes cash signing bonus of $15,000 paid in 1995 to Craig D. Gates.

(3) In accordance with the rules of the Securities and Exchange Commission, other compensation in the form of perquisites and other personal benefits has been omitted in those instances where such perquisites and other personal benefits constituted less than the lesser of $50,000 or ten percent of the total of annual salary and bonus for the named executive officer for such year. Dollar amounts shown consist of relocation expenses.

(4) On September 1, 1995 Mr. Wenninger was granted 50,000 phantom stock option units, with no cost basis to Mr. Wenninger, and the value of which at any time equals the market price of the Company's Common Stock multiplied by the number of units. The units vest over a period of five years at 20% per year. The market price of the Common Stock on September 1, 1995 was $15.25 per share.

(5) Does not include stock options granted to HKT Partners, a partnership in which entities controlled by Mr. Hiller, and in which Messrs. Oehlke, Tinsley, Klawitter and Gates, individually, hold limited partnership interests. See notes (5) and (17) through (20) to "Principal Shareholders and Security Ownership of Management."

(6) Represents Company matching payments in 1996, 1995 and 1994 under the Company's Variable Investment Plan.

(7) Mr. Hiller served as chief executive officer of the Company from February 1992 through August 1995. Pursuant to an agreement entered into in February 1992 between the Company and the Hiller Group, a corporate management organization, Mr. Hiller has received no salary for his services as an executive officer and director of the Company. See the textual disclosure on page 10.

                       OPTION GRANTS IN 1996 FISCAL YEAR

The following table sets forth information concerning individual grants of stock options made during fiscal 1996 to each of the individuals identified in the Summary Compensation Table.

                                                                           Potential
                   Number of % of Total                        Realizable Value
                  Securities   Options                        at Assumed Annual
                  Underlying Granted To  Exercise  Expir-       Rates of Stock
                   Options   Employees    Price    ation      Price Appreciation
                   Granted   In Fiscal  ($/Share)  Date       for Option Term(2)
                    (#)(1)     1996                            5% ($)    10%($)
NAME
Stanley Hiller,       --        --          --        --          --         --
Jr.

Fred W. Wenninger 225,000    42.1 %      $15.25    9/01/05 $5,589,128 $8,899,707

Jack W. Oehlke     15,000     2.8 %       16.25    7/27/05    397,042    632,224
                   18,000     3.4 %        8.34    6/18/06    244,529    389,372

Craig D. Gates     12,500     2.3 %       16.25    7/27/05    169,812    270,397
                   30,500     5.7 %        8.34    6/18/06    414,341    659,770

Ronald F.          15,000     2.8 %       16.25    7/27/05    397,042    632,224
Klawitter          18,000     3.4 %        8.34    6/18/06    244,529    389,372

Richard T.          7,500     1.4 %       16.25    7/27/05    198,521    316,112
Tinsley             5,000      .9 %        8.34    6/18/06     67,925    108,159


(1) Options vest at the rate of 50% per year on the first and second anniversaries of the grant date.
(2) The rates of appreciation shown in the table are for illustrative purposes only pursuant to applicable Securities and Exchange Commission requirements. Actual values realized on stock options are dependent on actual future performance of the Company, among other factors. Accordingly the amounts shown may not necessarily be realized.

The following table provides information on the exercise of options to purchase Common Stock by the Named Executive Officers in fiscal 1996 and such officers' unexercised options to purchase Common Stock at June 29, 1996.


                AGGREGATED OPTION EXERCISES IN FISCAL YEAR 1996
                       AND FISCAL YEAR-END OPTION VALUES

                  SHARES               NUMBER OF SHARES    VALUE OF UNEXERCISED
                 ACQUIRED             UNDERLYING UNEXER-   IN-THE-MONEY OPTIONS
                    ON      VALUE     CISED OPTIONS AT        AT FISCAL YEAR-
                 EXERCISE  REALIZED   FISCAL YEAR-END(#)         END($)(1)
      NAME          (#)      ($)      EXER-      UNEXER-    EXER-     UNEXER-
                                     CISABLE     CISABLE   CISABLE    CISABLE
Stanley Hiller, Jr.  0       N/A    1,604,291         0   $3,208,582     N/A

Fred W. Wenninger    0       N/A            0   225,000          N/A     N/A

Jack W. Oehlke       0       N/A       24,500    37,500          N/A     N/A

Craig D. Gates       0       N/A       10,000    53,000          N/A     N/A

Ronald F. Klawitter  0       N/A       30,274    37,405          N/A     N/A

Richard T. Tinsley   0       N/A       33,000    15,500          N/A     N/A


 (1) This amount represents the aggregate of the number of in-the-money options multiplied by the difference between the closing price of the Common Stock on the Nasdaq National Market on June 29, 1996 and the exercise prices for the relevant options.

EMPLOYMENT CONTRACTS AND TERMINATION AND CHANGE IN CONTROL ARRANGEMENTS

The Hiller Agreement. On February 1, 1992, the Company approved an agreement with the Hiller Group, a corporate management organization (the "Hiller Agreement"), under which Stanley Hiller and other members of the Hiller Group would become involved in the management of the Company. Under the Hiller Agreement, Mr. Hiller was appointed a director, Chief Executive Officer and Chairman of the Company's Executive Committee in February 1992 and acquired the right to designate three additional persons to be appointed to the Company's Board of Directors. Under these arrangements, Mr. Hiller has received no salary for his services as an executive officer and director of the Company, and no such salary is currently anticipated to be paid in the foreseeable future.

The Hiller Option Agreement. In connection with the Hiller Agreement, the Company entered into an agreement (the "Hiller Option Agreement"), which was approved by the Company's shareholders in May 1992. The Hiller Option Agreement provides that HKT Partners may purchase from the Company up to 2,396,923 shares of Common Stock (which shares would represent approximately 20% of the outstanding Common Stock on the Record Date on a fully diluted basis, including all outstanding and unexercised options and warrants), at an exercise price of $4.50 per share, subject to proportional adjustment in the number of shares and the exercise price in the event of any recapitalization, stock split, stock dividend or similar transaction (the "Hiller Option"). The last reported sale price of the Common Stock on the last trading day prior to the Board's approval of the Hiller Option was $3.125 per share. Pursuant to the Hiller Agreement, the Company also approved the authorization of an additional 300,000 shares of Common Stock issuable upon exercise of options to be granted under the Company's Employee Stock Ownership Plan to senior officers of the Company, which increase also was approved by the Company's shareholders in May 1992. The Hiller Option became fully exercisable on March 1, 1994 and expires on March 1, 1997.

Hiller Key Tronic Partners. HKT Partners is a Washington limited partnership created by the Hiller Group in connection with the Hiller Option Agreement and related matters. Mr. Hiller, as the sole shareholder of HKT, Inc., a Washington corporation, the General Partner of HKT Partners, and as a General Partner of Hiller Investment Partners, a California general partnership and a limited partner of HKT Partners, currently has a 66.73% interest in HKT Partners. Each partner of HKT Partners will share in the economic benefit of the Hiller Option (including any appreciation in the value of shares subject to the Hiller Option above the exercise price of such options) to the extent of their respective partnership interest. The following directors have received a .5% ownership interest in HKT Partners: Robert H. Cannon, Jr.; Michael R. Hallman; Kenneth F. Holtby; Dale F. Pilz; Clarence W. Spangle; and William E. Terry. Messrs. Cason, Gates, Klawitter, Oehlke and Tinsley, respectively have received 8.46%, .77%, 1.72%, 1.74% and .82% ownership interests in HKT Partners. During fiscal year 1996, Messrs. Cason, Oehlke, Klawitter, Tinsley and Gates, respectively received cash distributions of a portion of their limited partnership interests in HKT Partners in the amounts of $548,843, $123,500, $119,700, $89,300, and $44,156.

Employment Contracts. Pursuant to an employment contract, effective September 1, 1995, Mr. Wenninger agreed to serve as the Company's President and Chief Executive Officer. He received an initial base salary of $300,000 and eligibility to participate in the Company's bonus incentive plan as offered to its key employees from time to time, with a guaranteed minimum cash bonus of $150,000 for 1996. The Company also granted to Mr. Wenninger, options to purchase 225,000 shares of Common Stock at an exercise price of $15.25 per share (the market price on the grant date) and 50,000 units of phantom stock at $15.25 per unit, with no cost basis to Mr. Wenninger. The Company also agreed to pay Mr. Wenninger's relocation related expenses.

Pursuant to an employment contract, dated December 27, 1993, Mr. Oehlke received an initial salary of $122,500 per year, a cash signing bonus of $24,000 and eligibility to participate in the Company's bonus incentive plan as offered to its key employees from time to time. In addition the Company granted to Mr. Oehlke, options to purchase 20,000 shares of Common Stock at an exercise price of $8.00 per share (the market price on the date of grant) and agreed to pay Mr. Oehlke's relocation related expenses.

Pursuant to an employment contract, dated November 11, 1993, Mr. Tinsley received an initial base salary of $135,000 per year and eligibility to participate in the Company's bonus incentive plan as offered to its key employees from time to time. In addition the Company granted to Mr. Tinsley options to purchase 30,000 shares of Common Stock at an exercise price of $7.25 per share (the market price on the date of grant) and agreed to pay Mr. Tinsley's relocation related expenses.

Pursuant to an employment contract, executed December 9, 1992, Mr. Klawitter received an initial base salary of $88,000 per year and eligibility to participate in the Company's bonus incentive plan as offered to its key employees from time to time. In addition the Company granted to Mr. Klawitter options to purchase 20,000 shares of Common Stock at an exercise price of $8.25 per share (the market price on the date of grant) and agreed to pay Mr. Klawitter's relocation related expenses.

Pursuant to an employment contract, executed October 27, 1994, Mr. Gates received an initial base salary of $125,000 per year and eligibility to participate in the Company's bonus incentive plan as offered to its key employees from time to time. The Company also granted to Mr. Gates options to purchase 20,000 shares of Common Stock at an exercise price of $10.75 per share (the market price on the grant date) and agreed to pay Mr. Gates' relocation related expenses.

Each of the employment contracts entered into described above imposes upon the employee standard non-disclosure, confidentiality and covenant not to compete provisions. The above employment contracts provide that the Company may terminate employment at any time. The employment contracts provide that upon termination of employment by the Company, other than for cause, or upon termination by the employee in the event the Company changes the substantive responsibilities and duties of the employee in such a way as to constitute a demotion; the Company shall continue to pay employee's base salary in effect prior to termination for a period of one year after termination in the case of Messrs. Wenninger, Oehlke, Klawitter and Tinsley and nine months in the case of Mr. Gates.

Stock Option Plans. The Company's executive stock option plans and non-employee directors stock option plan provide that upon a change of control of the Company the vesting of outstanding options will be accelerated.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION IN COMPENSATION DECISIONS

The Board of Directors has a Compensation Committee, presently consisting of Messrs. Cason, Pilz, Satre and Spangle. Mr. Satre served as Acting President of the Company from August 1991 through February 1992. Mr. Cason served as President and Chief Operating Officer of the Company from February 1994 through August 1995. During the portion of fiscal 1996 during which Mr. Cason served as President and Chief Operating Officer he received salary payments totaling $62,500, payment of his incentive bonus earned during fiscal 1995 in the amount of $168,750 and other compensation and expense reimbursements, pursuant to his employment arrangement totaling $28,326.

            COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

OVERVIEW

Key Tronic's compensation philosophy established by the Compensation Committee is that annual total cash compensation should vary with the performance of the Company and long-term incentives should be aligned with the interests of the Company's shareholders. The Company's compensation plan is designed to allow the Company to attract, motivate and retain highly qualified individuals and is consistent with the short-term and long-term goals of the Company. Compensation of the Company's executive officers, except as otherwise noted in this report has three primary elements: base salary, annual incentive bonus and an annual stock option grant.

Base salaries are established following a review of competitive information related to comparable companies, in similar industries, located in the Northwest. Annual incentive bonuses are tied to the profitability of the Company and the key employee's contribution to the Company's performance.
Annual stock option incentive grants are based upon base salary and a stock performance goal established by the Compensation Committee. Annual stock option grants to executive officers are made under the Company's employee stock option plan.

BASE SALARIES

The Company's compensation philosophy emphasizes performance-based pay. The goal is to have base salary represent a target percentage of an executive officer's total annual compensation. Prior to setting compensation levels for executive officers, the Compensation Committee reviews competitive information related to comparable companies, in similar industries, located in the Northwest. These companies include some but not all of the companies appearing in the Nasdaq Computer Manufacturer Index in the performance graph on page 14. The Compensation Committee indexes base salary ranges to be slightly below average competitive levels in the Northwest. During fiscal 1996, executive officer pay ranges were adjusted upward to be consistent with the Compensation Committee's established index. Management recommendations (other than those of the subject executive officer) are considered by the Compensation Committee in establishing an individual executive officer's recommended salary. The Compensation Committee also considers factors related to individual performance, individual responsibility, Company performance based on net earnings and external competitive factors. The Board as a whole establishes each executive officer's annual salary. Executive officers who also serve as directors abstain from voting when their own annual salary is determined.

ANNUAL BONUS

The Compensation Committee established a Key Employee incentive bonus plan for fiscal 1996. The plan was based upon Company profit goals. A minimum Company profit goal had to be achieved before any payment was to be made under the plan to executive officers. Bonus payments under the plan were to be based on three performance levels: threshold achievement, expected achievement, and over-achievement of Company profit goals or a combination of Company profit goals and other financial goals. Over-achievement payments under the plan were intended to be higher than comparable industry averages for annual incentive bonus plans by an amount approximately equal to the amount by which base salary was below comparable industry averages. Payments were to be based upon a percentage of the key employees fiscal 1996 base earnings. The payment percentage ranges were established in descending order for the Chief Operating Officer, all other officers and all other key employees. Mr. Wenninger, the Company's Chief Executive Officer and President did not participate in the plan for fiscal 1996. Mr. Wenninger was awarded a bonus for fiscal 1996, pursuant to his employment agreement. The threshold achievement profit performance level was not met and therefore no executive officer was awarded a bonus pursuant to the incentive bonus plan for fiscal 1996. Certain non-officer key employees were paid bonuses in accordance with the incentive bonus plan for fiscal 1996.

ANNUAL STOCK OPTION AWARDS

The Compensation Committee's policies make long-term incentive compensation an important part of motivating and retaining key employees. Such long-term incentive compensation is consistent with the interests of the Company's shareholders in that it ties executive compensation to the performance of the Company's stock. The Compensation Committee believes that long-term incentive compensation can best be implemented through the granting of annual stock options. The Stock Option Sub-Committee of the Compensation Committee makes the determination to grant options to key employees based upon each key employee's position in the Company, base salary and the recommendations of the President and Chief Executive Officer and the Chief Operating Officer based on individual performance. The exercise price of the options is equal to the closing price of the Common Stock on the date of grant as quoted by the Nasdaq National Market, as reported in The Wall Street Journal. The options vest 50% per year commencing one year from the date of grant. As members of the Hiller Group with rights to some portion of the value of the stock issuable upon exercise of the stock option granted to HKT Partners pursuant to the Hiller Agreement, Mr. Hiller and Mr. Cason did not participate in this plan during the 1996 fiscal year. The Stock Option Sub-Committee granted options to all other executive officers (other than Mr. Wenninger who was granted stock options during fiscal 1996 in accordance with his employment agreement) and certain other key employees during fiscal 1996 in accordance with the Company's compensation policies.

CHIEF EXECUTIVE OFFICER

Effective September 1, 1995, Fred W. Wenninger became Chief Executive Officer and President of the Company and a member of the Board of Directors. Pursuant to an employment agreement, effective September 1, 1995, Mr. Wenninger received an initial base salary of $300,000 per year. Pursuant to the agreement Mr. Wenninger is also eligible to participate, beginning in fiscal year 1997, in the Company's annual incentive bonus plan with his annual bonus targeted at 50% of base salary, based upon meeting specific objectives for each fiscal year as agreed to in advance with the Board. Higher annual bonuses can be achieved based upon his exceeding these objectives with a maximum annual bonus of 75% of his base salary. For fiscal year 1996, the Board recognizing that Mr. Wenninger did not have the opportunity to participate in the determination of the objectives which drive the fiscal 1996 incentive bonus plan, agreed to guarantee him a minimum cash bonus of $150,000.

Mr. Wenninger was granted upon his employment 225,000 shares of non-qualified stock options pursuant to the Company's 1995 Executive Stock Option Plan which vest in two consecutive annual installments of 50% each. These options are priced at market price as of September 1, 1995. Mr. Wenninger was also granted on September 1, 1995, 50,000 phantom stock option units, with no cost basis to Mr. Wenninger, the unit value of which at any time equals the market price of the Company's Common Stock. The phantom stock option units vest and become exercisable in five equal annual installments. Should the Company have a major change of ownership (defined as 50% or more of its outstanding and issued Common Stock being purchased by an individual, group of individuals, or corporate entity) during Mr. Wenninger's employment, the vesting of his non-qualified options and phantom stock option units will be accelerated immediately so that both are 100% vested. If Mr. Wenninger elects to leave the Company after such a change of control, he will be paid one year's annual base salary in a lump sum payment. Should Mr. Wenninger's employment with the Company be terminated by the Board for any reason(s) other than for cause he will receive a severance payment equal to one year's annual base salary in a lump sum payment. Upon Mr. Wenninger's termination, no bonus or portion thereof will be paid, except for bonus earned for a prior year but not yet paid. As of the date of Mr. Wenninger's termination of employment for other than "cause", he will receive that amount of phantom stock option units which equates to that portion of the five year vesting period that will have passed as of his date of termination.
No severance payment will occur if Mr. Wenninger's termination is voluntary (unless it follows a change of control) or is for "cause."

Compensation payments in excess of $1 million to the Chief Executive Officer or four other most highly compensated executive officers are subject to a limitation on deductibility for the Company under Section 162(m) of the Internal Revenue Code of 1986, as amended. Certain performance-based compensation is not subject to the limitation on deductibility. To the extent that there is no adverse effect on the Company's performance-related compensation philosophy or on the Company's ability to provide competitive compensation, it is the policy of the Compensation Committee and the Board of Directors to minimize executive compensation that is not deductible by the Company for tax purposes.

          COMPENSATION COMMITTEE             STOCK OPTION SUB-COMMITTEE

           Dale F. Pilz - Chairman           Dale F. Pilz, Chairman
           Thomas W. Cason                   Clarence W. Spangle
           Wendell J. Satre
           Clarence W. Spangle


                  SHAREHOLDER RETURN PERFORMANCE PRESENTATION
         SET FORTH BELOW IS A LINE GRAPH COMPARING THE CUMULATIVE TOTAL
      SHAREHOLDER RETURN ON THE COMPANY'S COMMON STOCK WITH THE CUMULATIVE
        TOTAL RETURN OF THE NASDAQ MARKET INDEX AND THE NASDAQ COMPUTER
                       MANUFACTURER INDEX IN FISCAL 1996.
                         COMPARISON OF TOTAL RETURN(1)
                 AMONG NASDAQ (U.S. AND FOREIGN) MARKET INDEX,
         NASDAQ COMPUTER MANUFACTURER INDEX AND KEY TRONIC CORPORATION

  Measurement Period        Key Tronic       CRSP NASDAQ (US       CRSP Com-
  (Fiscal Year Covered)     Corporation      & Frgn) Index         puter

        06/30/91             $100.000          $100.000             $100.000
        07/04/92              137.143           126.804              112.145
        07/03/93              228.571           161.340              144.460
        07/02/94              142.857           159.046              112.266
        07/01/95              365.714           210.155              199.800
        06/29/96              185.714           260.794              297.376


(1) Assumes that the value of the investment in the Common Stock and each index was $100 invested on June 30, 1991 and that all dividends, if any, were reinvested. The Nasdaq (U.S. and Foreign) Market Index is composed of companies included within all Standard Industrial Classification (SIC) codes. The SIC code of all companies included in the Nasdaq Computer Manufacturer Index is 357. The Company will provide a list of companies included in the indexes to any shareholder upon written request to the Company's Secretary.

                              CERTAIN TRANSACTIONS

Pursuant to an agreement approved by the Board of Directors in January 1993, Hiller Investment Company ("Hiller Investment") is entitled to receive $24,000 per month in reimbursement for expenses incurred by Hiller Investment in connection with the provision of clerical and other services to the Company. Effective October 1, 1995 the agreement was amended to decrease the per month reimbursement to $15,000. Hiller Investment received $221,000 pursuant to this agreement in fiscal 1996. Mr. Hiller is Senior Partner of Hiller Investment. Mr. Hiller does not receive any salary from the Company's reimbursement paid to Hiller Investment.

During fiscal 1996, the Company made aggregate payments totaling $37,881 to Bighawk Corp., Jayhawk Aviation, Inc. and Starhawk, Inc. for hanger fees and aircraft rental fees. Mr. Wenninger is the sole stockholder of these corporations. The Company believes that the terms of its business relationships with these corporations are no less favorable to the Company than those which could be obtained from an unrelated party.

See COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION IN COMPENSATION DECISIONS, page 11, for additional relationships and transactions.

                                   PROPOSAL 2
                    RATIFICATION OF APPOINTMENT OF AUDITORS

Deloitte & Touche LLP has served as the Company's independent auditors since 1983 and has been appointed by the Board of Directors as the Company's independent auditors for the fiscal year ending June 28, 1997. In the event that ratification of this appointment of auditors is not approved by a majority of the shares of Common Stock voting at the Annual Meeting in person or by proxy, management will review its future selection of auditors. Representatives of Deloitte & Touche LLP are expected to be present at the Annual Meeting with the opportunity to make a statement, if they desire to do so, and they are expected to be available to respond to appropriate questions.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS THE COMPANY'S INDEPENDENT AUDITORS.

                             SHAREHOLDER PROPOSALS

To be considered for presentation to the Annual Meeting of Shareholders to be held in 1997, a shareholder proposal must be received by Ronald F. Klawitter, Vice President of Finance, Treasurer and Secretary, Key Tronic Corporation, 4424 N. Sullivan Road, Spokane, Washington 99216, no later than May 23, 1997.

                                 OTHER MATTERS

Section 16(a) Beneficial Ownership Reporting Compliance. Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's executive officers and directors and persons who own more than 10% of the Company's Common Stock (collectively, "Reporting Persons") to file reports of ownership and changes in ownership with the Securities and Exchange Commission ("SEC") and Nasdaq. Reporting Persons are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file. Based solely on its review of the copies of such forms received or written representations from certain Reporting Persons that no Forms 5 were required, the Company believes that with respect to the fiscal year ended June 29, 1996 all the Reporting Persons complied with all applicable filing requirements.

Solicitation Expenses. The expense of printing and mailing proxy material will be borne by the Company. In addition to the solicitation of proxies by mail, solicitation may be made by certain directors, executive officers and other employees of the Company by personal interview, telephone or facsimile. No additional compensation will be paid for such solicitation. The Company will request brokers and nominees who hold stock in their names to furnish proxy material to beneficial owners of the shares and will reimburse such brokers and nominees for their reasonable expenses incurred in forwarding solicitation material to such beneficial owners.

Other Business. The Board of Directors knows of no other business that will be presented to the Annual Meeting. If any other business is properly brought before the Annual Meeting, it is intended that proxies in the enclosed form will be voted in respect thereof in accordance with the judgment of the persons voting the proxies.

It is important that the proxies be returned promptly and that your shares be represented. Shareholders are urged to fill in, sign and promptly return the accompanying form in the enclosed envelope.

                             By Order of the Board of Directors,

                                  /s/ Ronald F. Klawitter

                               Ronald F. Klawitter, Secretary

Spokane, Washington
September 20, 1996

                              KEY TRONIC CORPORATION
                  4424 N. Sullivan Road, Spokane, Washington 99216

              PROXY SOLICITED BY BOARD OF DIRECTORS FOR ANNUAL MEETING
                                  OCTOBER 24, 1996

STANLEY HILLER, JR., WENDELL J. SATRE AND YACOV A. SHAMASH, or any of them, each with the power of substitution, are hereby authorized to represent and vote all shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Shareholders of Key Tronic Corporation to be held on Thursday, October 24, 1996, and any adjournment or postponement thereof.

UNLESS OTHERWISE SPECIFIED THIS PROXY WILL BE VOTED IN FAVOR OF PROPOSAL 1 AND PROPOSAL 2

Election of Directors:                     WITHHOLD AUTHORITY to vote
FOR all nominees listed below /   /        for all nominees listed below /   /

FOR, except vote withheld from the following nominee(s):


Election of eleven directors (of if any nominee is not available for election, such substitute as the Board of Directors or the proxy holders may designate).
Nominees:

     Robert H. Cannon, Jr., Thomas W. Cason, Michael R. Hallman, Stanley Hiller, Jr., Kenneth F. Holtby, Dale F. Pilz, Wendell J. Satre, Yacov A. Shamash, Clarence W. Spangle, William E. Terry and Fred W. Wenninger

          Ratification of the appointment of Deloitte & Touche LLP as the Company's independent auditors for fiscal year 1997.

                  /   / FOR         /   / AGAINST          /   / ABSTAIN


               (Continued and to be signed and dated on other side.)

The undersigned hereby acknowledges receipt of the Notice of Annual Meeting and accompanying proxy statement, ratifies all that said Proxies or their substitutes may lawfully do by virtue hereof, and revokes all prior proxies. Shares represented by this proxy will be voted as directed by the shareholder. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the Annual Meeting and any adjournment or postponement thereof.

If you wish to vote in accordance with the Board of Directors' recommendations, just sign and date below. You need not mark any boxes.

PLEASE SIGN, DATE AND RETURN PROMPTLY.    Mark /   / for address change:
                                Please sign exactly as your name appears herein. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

                                _____________________________________
                                Signature            Date

                                _____________________________________
                                Signature            Date

No postage is required if this proxy is returned in the enclosed envelope and mailed in the United States.